FIRST INVESTORS LIFE INSURANCE COMPANY
FIRST INVESTORS LIFE VARIABLE ANNUITY CONTRACTS
(SEPARATE ACCOUNT C)
110 Wall Street
New York, New York 10005

May 12, 2010

Mr. Patrick Scott
Senior Counsel
U.S. Securities and Exchange Commission
100 F Street, NE
Washington, DC  20549

Re:  First Investors Life Insurance Company and First Investors Life Variable Annuity Fund C
File Nos. 033-33419 and 811-06130
Post-Effective Amendment No. 28 to the Registration Statement on Form N-4

Dear Mr. Scott:

As Counsel to First Investors Life Insurance Company  (the “Depositor”), I am familiar with the proceedings taken and proposed to be taken by First Investors Life Variable Annuity Fund C (the “Registrant”) in connection with the proposed sale of an indefinite number of individual First Choice Variable Annuity Contracts (the “First Choice contracts”) and the above-referenced registration statement on Form N-4 covering the First Choice contracts (the “Registration Statement”) to which this opinion is an exhibit, filed by Registrant pursuant to the Securities Act of 1933 and the Investment Company Act of 1940, as amended.  I have examined such records of the Depositor and of Registrant, other documents and such law as I have deemed necessary as a basis for this opinion.

Based upon such examination, I am of the opinion that when the Registration Statement has become effective and the First Choice contracts are issued according to the terms set forth in the General Plan of Operations for Registrant filed by the Depositor with the New York State Insurance Department, as described in the Prospectus and Statement of Additional Information included in the Registration Statement and in compliance with applicable law, the First Choice contracts will be legally issued and will represent binding obligations of the Depositor, except as enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.  In giving such consent, I do not thereby admit that I am acting within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or the rules and regulations of the Securities and Exchange Commission thereunder.

Sincerely,

/s/ Joanne McIntosh
Joanne McIntosh